EXHIBIT 99.1

Dycom Industries, Inc.
11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408 / (561) 627-7171

N E W S            R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO

Richard L. Dunn, Senior Vice President and CFO

Palm Beach Gardens, Florida		(561) 627-7171	December 19, 2005

DYCOM ACQUIRES PRINCE TELECOM HOLDINGS, INC. AND ANNOUNCES
CONFERENCE CALL TO DISCUSS THE ACQUISITION

PALM BEACH GARDENS, FLORIDA (December 19, 2005) – DYCOM INDUSTRIES, INC. (NYSE: DY) announced today that it had acquired Prince Telecom Holdings, Inc. pursuant to the stock purchase agreement previously announced on December 9, 2005. Prince Telecom was acquired for approximately $65.1 million in cash. Prince Telecom will operate as a wholly owned subsidiary of Dycom.

Prince Telecom installs and maintains customer premise equipment, including set top boxes and cable modems, for leading cable multiple system operators throughout the United States.

A Tele-Conference call to discuss this acquisition will be hosted at 9:00 a.m. (ET), Wednesday, December 21, 2005; call 877-209-0397 (United States) or 612-332-1213 (International) and request “Dycom Recent Acquisition” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, January 20, 2006.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric utilities and others.

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether recent acquisitions can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.